EXHIBIT 10.2
                                                                    ------------

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


           This AMENDMENT NO. 1, dated as of June 28, 2000 (this "Amendment"), amends the Employment Agreement, dated as of February 1, 2000 (the "Agreement"), by and between Raymond J. Miller ("Executive") and Weiner's Stores, Inc., a Delaware corporation (the "Company").


           WHEREAS, in accordance with Section 9 of the Agreement, the Executive and the Company desire to amend certain terms of the Agreement on the terms and subject to the conditions hereinafter set forth; and


           WHEREAS, this Amendment shall be effective as of the date hereof;


           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto agree as follows:

                         1. AMENDMENTS TO THE AGREEMENT
                            ---------------------------

           1.1 Definitions. All capitalized terms used in this Amendment and not otherwise defined herein are used herein as defined in the Agreement.

           1.2 Amendment to Section 2. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

                     "2. Duties. During the Term of Employment the Executive shall continue to serve as the Company's President, Chief Executive Officer and as a member of the Company's Board of Directors (the "Board"). As the Company's President and Chief Executive Officer, the Executive shall direct and manage the affairs of the Company with such duties, functions and responsibilities (including the right to hire and dismiss employees (subject to approval of the Board in the case of corporate officers)) as are customarily associated with and incident to the position of President and Chief Executive Officer and as the Company may, from time to time, require of him, subject to the direction of the Company's Board. The Executive shall serve the Company faithfully, conscientiously and to the best of the Executive's ability and shall promote the interests and reputation of the Company. Unless prevented by sickness or disability, the Executive shall devote all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment, provided, however, that it shall not be a breach of this Agreement for the Executive to manage his own private financial investments; or with the consent of the Board (which consent shall not be unreasonably withheld) to be a member of the board of directors of other companies which do not


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           compete with the Company, so long as, in either case, such activities do not require the Executive to spend a material amount of time away from his performance of his duties hereunder, do not otherwise interfere with the Executive's performance of his duties hereunder, or otherwise violate this Agreement (including, but not limited to, Section 4 hereof) or the Company's other policies. The principal place of employment of the Executive shall be the principal executive offices of the Company. The Executive acknowledges that in the course of his employment he may be required, from time to time, to travel on behalf of the Company."

           1.3 Amendment to Section 5e(1). Section 5e(1) of the Agreement is hereby amended in its entirety as follows:

                     "(1) The cessation of the Executive's membership on the Company's, or its successor's, Board and/or his removal from the position of Chief Executive Officer of the Company or its successor;"

           1.4 Amendment to Section 5e. Section 5e of the Agreement is hereby amended to delete the period at the end of Section 5e(2) and replace it with a semicolon followed by the word "or", and to add the following new subsections immediately after such Section 5e(2):

                      "(3) any change in the Executive's reporting responsibility being solely to the Board; or

                      (4) the election of any other officer having the right to report directly to the Board, provided however, that it shall not constitute Good Reason if (a) another officer is elected to the Board, (b) another officer reports to the Board with the consent of the Executive or (c) any officer reports to the Board as may be required by law."

           1.5 Amendment to Section 6a. The penultimate sentence in Section 6a of the Agreement is hereby amended to read as follows:

                     "The Executive may designate in writing to the Chief Financial Officer of the Company from time to time a beneficiary to whom payments shall be made hereunder in the event of the Executive's death."

           1.6 Amendment to Section 14. The address for notices to the Company contained in Section 14 of the Agreement is hereby amended to read as follows:

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                               "Weiner's Stores, Inc.
                               6005 Westview Drive
                               Houston, Texas  77055
                               Attn:  Chief Financial Officer".



                       2. REPRESENTATIONS AND WARRANTIES
                          ------------------------------

           Each party to this Amendment represents and warrants to the other as follows:

           2.1 The execution, delivery and performance by such party of this Amendment and the performance by such party of the Agreement as amended hereby
(i) have been duly authorized by all necessary corporate action, if any, and
(ii) do not and will not contravene its organizational documents, if applicable, or any applicable law. Such party has all requisite corporate or other power and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement, as amended hereby.

           2.2 This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their terms.


                                3. MISCELLANEOUS
                                   -------------

           3.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

           3.2 Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

           3.3 This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.

           3.4 Except as herein expressly amended, the Agreement and any other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.


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



           IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be executed by their officer thereunto duly authorized, as applicable, as of the day and year first above written.

                                 EXECUTIVE:


                                 /s/ Raymond J. Miller
                                 ----------------------------------------
                                 Raymond J. Miller




                                 WEINER'S STORES, INC.



                                 By: /s/ Michael S. Marcus
                                     ----------------------------------------
                                     Michael S. Marcus
                                     Vice President & Chief Financial Officer